UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[X ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Shoney's, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

               ------------------------------------------------
                (Name of Person(s) Filing Proxy Statement, if
                         other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction
                applies:
                  Common Stock, $1.00 par value per share, of  Shoney's, Inc.
                  -----------------------------------------------------------
        (2)     Aggregate number of securities to which transaction applies:
                  52,031,248 shares
                  -----------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  The filing fee was determined based upon the product of 52,031,248 shares of Shoney's common stock and the merger consideration of $0.36 per share in cash. In accordance with Exchange Act Rule 0-11, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.
                  -----------------------------------------------------------
        (4)     Proposed maximum aggregate value of transaction:
                  $18,731,249.28
                  -----------------------------------------------------------
        (5)     Total fee paid:  $3,746.25
                                 --------------------------------------------
[X ] Fee paid previously with preliminary materials
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           --------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                                                 ----------------------------
(3) Filing Party:
                 ------------------------------------------------------------
(4) Date Filed:
               --------------------------------------------------------------

                          [Letterhead of Shoney's, Inc.]


April 1, 2002

Dear [Shareholder]:

You should have recently received proxy materials related to the Shoney's, Inc. special shareholders' meeting to be held on April 10, 2002 to vote on the proposed merger agreement and merger of Shoney's, Inc. I am enclosing an additional copy of the proxy statement for your review and consideration as our information shows that you have not yet voted. Based on the significant number of shares you own, we wanted to communicate with you and ask that you take time to vote on this important matter.

You may vote by phone by calling 1-800-223-2064. Additionally, if you have questions or would like to discuss the proposed merger, please give me a call at 1-800 626-5631. I would be more than happy to discuss the proposed merger with you.

Thank you very much for your time in considering this matter.


Sincerely,

/s/ William M. Wilson

William M. Wilson
Chairman of the Board and President


Enclosure